Exhibit — 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS PRELIMINARY THIRD QUARTER RESULTS
Net Sales — $919 Million; GAAP Diluted EPS — $0.35; Non-GAAP Diluted EPS — $0.40
TEMPE, Ariz. – November 6, 2006 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported preliminary unaudited results of operations for the three and nine months ended September 30, 2006. These results are preliminary because the Company’s Board of Directors has recently appointed an Options Subcommittee, composed of independent directors, to conduct a review of the Company’s stock option practices, and the Options Subcommittee has retained independent outside legal counsel. Certain present and former directors and executive officers of the Company have been named as defendants in a derivative lawsuit, related to stock option practices from 1997 to 2002, filed in Superior Court, County of Maricopa, Arizona on September 21, 2006. The Company has been named as a nominal defendant in that action. In addition, on October 27, 2006, the Company received an informal inquiry from the Securities and Exchange Commission (the “SEC”) requesting certain documents and information relating to the Company’s stock option grant practices from January 1, 1996 to the present. At this time, the Options Subcommittee has commenced its review but has not reached any conclusions about the Company’s stock option practices, and the Company is cooperating with the SEC in its inquiry. As a result, the Company will not be in a position to file its Form 10-Q for the third quarter ended September 30, 2006 by the filing deadline. The Company will file its Form 10-Q as soon as practicable after completion of this review.
As the review is in its early stages and no conclusions have been reached, the accounting effect of this matter, if any, cannot be quantified. There can be no assurance that the results of the review will not require possible restatement of the Company’s financial statements should any potential errors be identified and quantified. All results reported today are presented without taking into account any adjustments that may be required in connection with the ongoing stock option review and related SEC inquiry and should be considered preliminary until the Company files its Form 10-Q for the third quarter ended September 30, 2006.
Third Quarter Highlights:
•	Quarterly net sales growth of 11.5% from $823.6 million in Q3 2005 to $918.6 million in Q3 2006, including Software Spectrum.

•	18% year over year growth in non-GAAP* diluted EPS from $0.34 in Q3 2005 to $0.40 in Q3 2006 (13% year over year growth in GAAP diluted EPS from $0.31 in Q3 2005 to $0.35 in Q3 2006), including Software Spectrum.

•	Insight North America, excluding Software Spectrum, quarterly net sales declined 0.7% while non-GAAP* earnings from operations increased 14% over prior year (GAAP earnings from operations were essentially flat).

•	Insight UK, excluding Software Spectrum, quarterly net sales and non-GAAP* earnings from operations increased 1.8% and 7%, respectively, over prior year (GAAP earnings from operations grew 4%). In British pounds sterling, quarterly net sales decreased by 3.2%, while non-GAAP* earnings from operations grew by 2% over prior year.

•	Completed Software Spectrum acquisition on September 7, 2006. Insight Enterprises, Inc. results include 23 calendar days of Software Spectrum results.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 2	November 6, 2006
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005	% change	2006	2005	% change
Insight Enterprises, Inc.
Net sales	$918,592	$823,599	11.5%	$2,544,599	$2,371,633	7.3%
Net earnings – GAAP	$17,240	$15,382	12%	$57,341	$43,579	32%
Net earnings – non-GAAP*	$19,416	$16,398	18%	$55,555	$46,956	18%
Diluted earnings per share – GAAP	$0.35	$0.31	13%	$1.18	$0.88	34%
Diluted earnings per share – non-GAAP*	$0.40	$0.34	18%	$1.14	$0.95	20%

Insight North America
Net sales	$694,390	$699,294	(0.7%)	$2,085,129	$2,011,031	3.7%
Earnings from operations – GAAP	$19,488	$19,498	—	$57,066	$52,897	8%
Earnings from operations – non-GAAP*	$22,524	$19,707	14%	$66,788	$57,045	17%

Insight UK
Net sales	$126,488	$124,305	1.8%	$361,756	$360,602	0.3%
Earnings from operations – GAAP	$3,426	$3,280	4%	$9,890	$9,646	3%
Earnings from operations – non-GAAP*	$3,896	$3,658	7%	$10,928	$9,774	12%

Software Spectrum (23 calendar days)
Net sales	$97,714	—	—	$97,714	—	—
Earnings from operations – GAAP	$2,355	—	—	$2,355	—	—
Earnings from operations – non-GAAP*	$2,408	—	—	$2,408	—	—

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.
This Financial Summary Table does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
“I am pleased to announce that Insight had another successful quarter,” said Rich Fennessy, chief executive officer. “We achieved solid financial results, completed the acquisition of Software Spectrum, developed and initiated detailed integration plans across all aspects of our business, and started the roll out of our mySAP upgrade. While we experienced challenges within our legacy Insight business with top line growth, we are very pleased with our performance in growing our quarterly earnings.”
Use of Non-GAAP Financial Measures: The non-GAAP financial measures in the 2006 and/or 2005 periods exclude stock-based compensation expense, settlement expense, severance and restructuring expense, the gain on the sale of discontinued operation, income resulting from reductions in liabilities assumed in a previous acquisition, and the tax effects of these items. We exclude these items when internally evaluating gross profit, selling and administrative expenses, earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and when evaluating gross profit, selling and administrative expenses and earnings from operations for the individual operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare our results to competitors’ financial results. We believe that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitors’ results and assist in forecasting performance for future periods because they exclude items we believe to be outside of normal operating results. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our effective tax rate for the three months ended September 30, 2006 was 32.3% compared to 38.4% for the three months ended September 30, 2005. The non-GAAP effective tax rate for the three months ended September 30, 2006 was 33.1% compared to 38.2% for the three months ended September 30, 2005. The decrease in the effective tax rate was primarily
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 3	November 6, 2006
the result of a benefit recognized during the third quarter of 2006 for the reversal of accrued income taxes of $1.4 million resulting from the determination during the quarter that a reserve previously recorded for potential tax exposures was no longer necessary.
Cash flows from operations for the nine months ended September 30, 2006 and 2005 were $104.4 million and $59.4 million, respectively. During the nine months ended September 30, 2006, we received $46.5 million from the sale of Direct Alliance and used $323.0 million, net of cash acquired of $30.3 million, to acquire Software Spectrum. The acquisition was partially financed by new term loan borrowings of $75.0 million under our amended and restated credit facility and $173.0 million under our amended accounts receivable securitization financing facility. Cash flows from operations for the nine months ended September 30, 2006 resulted primarily from net earnings from continuing operations before depreciation and amortization, decreases in inventories and increases in accounts payable. Inventories decreased due primarily to decreases in inventories not available for sale, which represent inventories segregated pursuant to binding customer contracts, which will be recorded as net sales when the criteria for sales recognition are met. Accounts payable increased due to the timing of payments at period end. Cash flows from operations for the nine months ended September 30, 2005 resulted primarily from net earnings from continuing operations before depreciation and amortization and increases in deferred revenue for client payments received in advance of shipment. We had $53.0 million available under our line of credit and $39.5 million available under our amended accounts receivable securitization financing facility at September 30, 2006. At September 30, 2006, we had $71.1 million in cash and cash equivalents.
Stock-Based Compensation Expense
On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS No. 123R”), which requires stock-based compensation to be measured based on the grant-date fair value of the award and recognized over the period during which an employee is required to provide service in exchange for the award. We adopted SFAS No. 123R using the modified prospective transition method. Under this method, the provisions of SFAS No. 123R apply to all awards granted or modified after the adoption date and compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption. Prior periods have not been restated. However, we recorded stock-based compensation expense in prior periods related to the amortization of the fair value of restricted stock shares and units over their respective vesting periods. Stock-based compensation expense is classified in the same line item of the consolidated statements of earnings as other payroll-related expenses for the specific employee and is excluded from non-GAAP financial measures reported herein.
Stock-based compensation expense for the three and nine months ended September 30, 2006 and 2005 was recorded in the financial statements as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Insight North America
Selling and administrative expenses	$2,528	$209	$8,214	$498

Insight UK
Selling and administrative expenses	$249	$—	$817	$—

Software Spectrum
Selling and administrative expenses	$53	$—	$53	$—

Total Continuing Operations
Selling and administrative expenses	$2,830	$209	$9,084	$498

Discontinued Operation	$—	$8	$1,017	$13

Stock-based compensation expense disclosed only in the footnotes to the consolidated financial statements for the three and nine months ended September 30, 2005 was $3.9 million and $10.5 million, respectively.
The above stock-based compensation expense amounts do not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 4	November 6, 2006
Severance and Restructuring Expenses
During the three months ended September 30, 2006, Insight North America and Insight UK recorded severance expense of $508,000 and $221,000, respectively, associated with the elimination of Insight positions as part of our integration and expense reduction plans. During the three months ended September 30, 2005, Insight UK recorded restructuring costs of $378,000 for duplicate rent expense related to the move to a new facility at the end of 2005.
OPERATING SEGMENTS
We are a leading provider of information technology (“IT”) products and services to businesses, government and educational institutions in North America, Europe, the Middle-East, Africa and Asia-Pacific. Insight’s offerings include brand name computing products, software and advanced IT services. Prior to the acquisition of Software Spectrum, we were organized in two segments: Insight North America and Insight UK. Because Software Spectrum results are only included for 23 calendar days, this quarter we have disclosed those results through earnings from operations separately from the results of Insight North America and Insight UK. During the fourth quarter, our chief executive officer and management will reevaluate the operating segments and determine how separate financial information will be reviewed in the future. We expect to discuss results of operations for the combined business in the following operating segments: North America, EMEA and Asia Pacific.
Insight North America
Insight North America’s net sales for the three months ended September 30, 2006 decreased 0.7% to $694.4 million, compared to net sales of $699.3 million for the three months ended September 30, 2005. “The quarter provided a challenging demand environment, especially within our Enterprise clients, that limited opportunities to drive sales growth,” said Fennessy. “Insight Public Sector, however, was unique in that it delivered very strong results for the third quarter, benefiting from strong sales behind state contracts and a seasonally strong Federal business.”
Insight North America’s gross profit as a percentage of net sales was 12.2% for the three months ended September 30, 2006, compared to 11.2% for the three months ended September 30, 2005. “The increase from the third quarter of 2005 was due primarily to increases in sales of services, increases in supplier reimbursements and decreases in the reserve for vendor receivables, offset partially by decreases in freight margin and increases in the write-downs of inventories,” said Stanley Laybourne, chief financial officer.
Insight North America’s selling and administrative expenses were 8.9% (non-GAAP) of net sales for the three months ended September 30, 2006, compared to 8.4% (non-GAAP) for the three months ended September 30, 2005. The non-GAAP selling and administrative expenses exclude stock-based compensation expense of $2.5 million and $209,000 for the three months ended September 30, 2006 and 2005, respectively. Selling and administrative expenses in the third quarter of 2006 also include approximately $720,000 of accelerated depreciation related to portions of our current operating system that will not be utilized after our upgrade to mySAP. “Compared to Q3 2005, we have seen increases in sales incentive plans, increased bonus expenses due to increased overall financial performance, accelerated depreciation and integration-related expenses, offset partially by a decrease in marketing expenses,” Laybourne said.
Insight North America’s earnings from operations for the three months ended September 30, 2006 were $22.5 million (non-GAAP) compared to $19.7 million (non-GAAP) for the three months ended September 30, 2005. The non-GAAP earnings from operations for the three months ended September 30, 2006 excludes stock-based compensation expense of $2.5 million and severance and restructuring expenses of $508,000. The non-GAAP earnings from operations for the three months ended September 30, 2005 excludes stock-based compensation of $209,000.
Insight UK
Insight UK’s net sales for the three months ended September 30, 2006 increased by 1.8% to $126.5 million, compared to net sales of $124.3 million for the three months ended September 30, 2005. In British pounds sterling, net sales decreased by 3.2% compared to the three months ended September 30, 2005. “We continue to experience challenges in the UK market that have prevented top line growth, particularly with our small- to medium-sized and large enterprise clients,” said Fennessy. “Similar to Insight North America, sales to our public sector clients in the UK continue to show strong growth and provide new sales opportunities.”
Insight UK’s gross profit as a percentage of net sales was 14.3% for the three months ended September 30, 2006, compared to 13.3% for the three months ended September 30, 2005. “The increase in gross margin from the third quarter of 2005 was due primarily to increases in product margins, increases in referral fees for Microsoft enterprise software
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 5	November 6, 2006
agreement renewals, increases in sales of services and decreases in write-downs of inventories. These increases to gross margin were offset partially by a decrease in supplier reimbursements,” said Laybourne.
For the three months ended September 30, 2006, Insight UK’s selling and administrative expenses were 11.2% (non-GAAP) of net sales compared with 10.3% (GAAP and non-GAAP) in the same quarter of 2005. “The increase in selling and administrative expenses as a percentage of net sales was due primarily to increases in sales compensation plans and facility costs related to our new London facility, offset partially by a property tax rebate recorded during the quarter,” said Laybourne. The non-GAAP selling and administrative expenses exclude stock-based compensation expense of $249,000 for the three months ended September 30, 2006.
Insight UK’s earnings from operations in the three months ended September 30, 2006 were $3.9 million (non-GAAP), compared to $3.7 million (non-GAAP) in the three months ended September 30, 2005. The non-GAAP earnings from operations exclude stock-based compensation expense of $249,000 and severance and restructuring expense of $221,000 for the three months ended September 30, 2006 and severance and restructuring expense of $378,000 for the three months ended September 30, 2005.
Software Spectrum
Software Spectrum’s results of operations are included in our consolidated results of operations after the close of the acquisition on September 7, 2006. In the last 23 days of September, Software Spectrum contributed $97.7 million in net sales and $2.4 million (GAAP and non-GAAP) in earnings from operations to our consolidated results. The non-GAAP earnings from operations exclude stock-based compensation expense of $53,000 for the three months ended September 30, 2006.
CONFERENCE CALL AND WEBCAST
We will host a conference call and live webcast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live webcast of the conference call (in listen-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.
FORWARD-LOOKING INFORMATION
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:
•	changes in the information technology industry and/or the economic environment;

•	our reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	disruptions in our information technology and voice and data networks;

•	the integration and operation of Software Spectrum;

•	our ability to achieve the expected benefits from the acquisition of Software Spectrum;

•	actions of our competitors, including manufacturers of products we sell;

•	the risks associated with international operations;

•	migration of Software Spectrum to our information technology and voice and data networks;

•	our ability to renew or replace financing facilities;

•	increased outstanding debt and interest expense and lower availability on our financing facilities;

•	increased exposure to currency exchange risks;

•	our dependence on key personnel;

•	risk that purchased goodwill or amortizable intangible assets become impaired;

•	sales of software licenses are subject to seasonal changes in demand;

•	our failure to comply with the terms and conditions of our public sector contracts;

•	we have very limited experience in outsourcing business functions to India;

•	rapid changes in product standards;

•	intellectual property infringement claims; and
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 6	November 6, 2006
•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors That Could Affect Future Results” set forth in “Risk Factors” in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 as filed with the Securities and Exchange Commission.
In addition, these forward-looking statements include statements regarding the review to be conducted by the Options Subcommittee, the informal inquiry commenced by the SEC, and the Company’s intent to file its Form 10-Q as soon as practicable. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from those suggested by the forward-looking statements. Important factors that could cause actual results to differ materially include: the results and findings of the review by the Options Subcommittee; the results and findings of the SEC’s informal inquiry; the effect, if any, of such results or findings on the financial statements of the Company; the Company’s inability to timely file reports with the Securities and Exchange Commission and any related effects on credit agreement covenants; risks associated with the Company’s inability to meet NASDAQ requirements for continued listing; and risks of litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s historical stock option practices. Therefore, any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.
We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Chief Financial Officer	Chief Accounting Officer
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 7	November 6, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net sales	$918,592	$823,599	$2,544,599	$2,371,633
Costs of goods sold	803,041	728,937	2,225,743	2,090,991

Gross profit	115,551	94,662	318,856	280,642
Operating expenses:
Selling and administrative expenses	89,553	71,506	248,816	214,321
Severance and restructuring expenses	729	378	729	4,442
Reductions in liabilities assumed in a previous acquisition	—	—	—	(664)

Earnings from operations	25,269	22,778	69,311	62,543
Non-operating (income) expense:
Interest income	(1,650)	(830)	(3,658)	(2,560)
Interest expense	1,264	429	2,333	1,026
Other expense, net	208	207	552	674

Earnings from continuing operations before income taxes	25,447	22,972	70,084	63,403
Income tax expense	8,207	8,814	23,980	24,447

Net earnings from continuing operations	17,240	14,158	46,104	38,956
Earnings from discontinued operation, net of taxes of $0, $755, $1,258 and $2,857, respectively	—	1,224	2,093	4,623
Gain on sale of discontinued operation, net of taxes of $5,978 for the nine months ended September 30, 2006	—	—	9,144	—

Net earnings from discontinued operation	—	1,224	11,237	4,623

Net earnings	$17,240	$15,382	$57,341	$43,579

Net earnings per share — Basic:
Net earnings from continuing operations	$0.36	$0.29	$0.96	$0.80
Net earnings from discontinued operation	0.00	0.03	0.23	0.09

Net earnings per share	$0.36	$0.32	$1.19	$0.89

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.35	$0.29	$0.95	$0.79
Net earnings from discontinued operation	0.00	0.02	0.23	0.09

Net earnings per share	$0.35	$0.31	$1.18	$0.88

Shares used in per share calculations:
Basic	48,411	48,412	48,230	48,862

Diluted	48,766	48,900	48,729	49,372

These Consolidated Statements of Earnings do not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 8	November 6, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,071	$35,145
Accounts receivable, net	716,685	480,458
Inventories	124,882	121,223
Inventories not available for sale	19,402	35,528
Deferred income taxes and other current assets	47,179	29,624

Total current assets	979,219	701,978

Property and equipment, net	127,078	133,017
Buildings held for lease	16,706	—
Goodwill	291,108	87,124
Intangible assets	87,000	—
Other assets	12,995	221

	$1,514,106	$922,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$397,873	$183,501
Accrued expenses and other current liabilities	116,202	54,926
Current portion of long term debt	13,215	—
Deferred revenue	33,860	24,747
Line of credit	22,000	21,309
Inventories financing facility	—	4,281
Short-term financing facility	—	45,000

Total current liabilities	583,150	333,764

Long-term debt	243,785	—
Deferred income taxes and other long-term liabilities	26,889	22,552

Stockholders’ equity:
Preferred stock	—	—
Common stock	487	477
Additional paid-in capital	324,297	299,043
Retained earnings	309,655	252,318
Accumulated other comprehensive income – foreign currency translation adjustment	25,843	14,186

Total stockholders’ equity	660,282	566,024

	$1,514,106	$922,340

These Consolidated Balance Sheets do not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 9	November 6, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2006	2005
Cash flows from operating activities:
Net earnings from continuing operations	$46,104	$38,956
Plus: net earnings from discontinued operation	11,237	4,623

Net earnings	57,341	43,579
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	14,819	10,954
Provision for losses on accounts receivable	2,101	4,410
Write-downs of inventories	6,892	5,253
Non-cash stock-based compensation	10,101	550
Gain on sale of discontinued operation	(15,122)	—
Tax benefit from employee gains on stock-based compensation	—	1,936
Excess tax benefit from employee gains on stock-based compensation	(2,652)	—
Deferred income taxes	8,459	3,590
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(7,201)	4,085
Decrease in inventories	16,187	4,526
(Increase) decrease in other current assets	(4,261)	4,849
Increase in other assets	(4,115)	(349)
Increase (decrease) in accounts payable	20,885	(22,822)
Decrease in inventories financing facility	(4,281)	(3,035)
(Decrease) increase in deferred revenue	(3,193)	9,668
Increase (decrease) in accrued expenses and other current liabilities liabilities	8,404	(7,789)

Net cash provided by operating activities	104,364	59,408

Cash flows from investing activities:
Proceeds from sale of discontinued operation	46,500	—
Acquisition of Software Spectrum, net of cash acquired	(323,009)	—
Purchases of property and equipment	(27,233)	(26,395)
Cash receipt of underwriter receivable, net	—	26,904

Net cash (used in) provided by investing activities	(303,742)	509

Cash flows from financing activities:
Repayments on short-term financing facility	(45,000)	(40,000)
Borrowings on long-term financing facility	202,000	60,000
Repayments on long-term financing facility	(20,000)	—
Borrowings on term loan	75,000	—
Net borrowings on line of credit	691	—
Proceeds from sales of common stock under employee stock plans	14,667	6,589
Excess tax benefit from employee gains on stock-based compensation	2,652	—
Repurchase of common stock	—	(49,077)

Net cash provided by (used in) financing activities	230,010	(22,488)

Cash flows from discontinued operation:
Net cash used in operating activities	(8,885)	(2,349)
Net cash provided by (used in) investing activities	11,710	(2,605)
Net cash used in financing activities	(2,696)	(127)

Net cash provided by (used in) discontinued operation	129	(5,081)
Foreign currency exchange effect on cash flow	5,165	(3,225)

Increase in cash and cash equivalents	35,926	29,023

Cash and cash equivalents at beginning of period	35,145	38,443

Cash and cash equivalents at end of period	$71,071	$67,466

These Consolidated Statements of Cash Flows do not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 10	November 6, 2006
Insight Enterprises, Inc. and Subsidiaries
Quarterly Operating Statistics Table
(unaudited)

	Three Months Ended
	September 30,
	2006	2005	Change
Insight Enterprises, Inc.
Working capital (in thousands)	$396,069	$355,221	11%
Days sales outstanding in ending accounts receivable (“DSOs”)(a)	46	44	2	days
Annualized inventory turns(a)(b)	28	32	(4	days)
Days costs of goods sold outstanding in ending accounts payable (“DPOs”)(a)	25	25	3	days
Effective tax rate (GAAP)	32.3%	38.4%	(6.1%)
Effective tax rate (Non-GAAP)	33.1%	38.2%	(5.1%)

Insight North America(a)
Number of shipping days	63	64	(1	day)
Number of account executives	1,033	1,071	(4%)
Average account executive tenure (years)	4.3	3.8	0.5	years
Percentage of account executives with tenure of:
<1 year	23%	24%	(1%)
1-2 years	12%	16%	(4%)
2-3 years	11%	9%	2%
>3 years	54%	51%	3%
Net sales per average account executive	$652,776	$658,159	(1%)
Gross profit per average account executive	$79,488	$73,572	8%
Direct shipments %	57%	68%	(13	%) (c)
Electronic net sales %	23%	n/a (d)	n/a	(d)
Electronic transactions %	33%	n/a (d)	n/a	(d)
Product mix (as a % of net product sales):
Notebooks and PDA’s	17%	18%	(2	%) (e)
Desktops and servers	15%	16%	(4	%) (e)
Software	12%	11%	6	% (e)
Storage devices	8%	8%	(5	%) (e)
Networking and connectivity	14%	13%	10	% (e)
Printers	7%	7%	5	% (e)
Monitors and video	6%	7%	(19	%) (e)
Memory and processors	6%	5%	12	% (e)
Supplies and accessories	7%	7%	(1	%) (e)
Miscellaneous	8%	8%	4	% (e)

(a)	Excluding the 23 calendar days of Software Spectrum’s results during the three months ended September 30, 2006.

(b)	Excluding inventories not available for sale.

(c)	Represents percentage decline in number of direct shipments.

(d)	No prior year information is available as we changed our methodology in the first quarter of 2006 for capturing electronic net sales and transactions.

(e)	Represents percentage of net sales growth/decline in product category.
This Quarterly Operating Statistics Table does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 11	November 6, 2006
Insight Enterprises, Inc. and Subsidiaries
Quarterly Operating Statistics Table (continued)
(unaudited)

	Three Months Ended
	September 30,
	2006	2005	Change
Insight UK(a)
Number of shipping days	64	65	(1	day)
Number of account executives	291	293	(1%)
Average account executive tenure (years)	2.2	2.0	0.2	years
Percentage of account executives with tenure of:
<1 year	44%	43%	1%
1-2 years	19%	23%	(4%)
2-3 years	13%	12%	1%
>3 years	24%	22%	2%
Net sales per average account executive	$466,742	$417,134	12%
Gross profit per average account executive	$66,878	$55,346	21%
Direct shipments %	47%	48%	(1	%) (b)
Electronic net sales %	20%	n/a (c)	n/a	(c)
Electronic transactions %	39%	n/a (c)	n/a	(c)
Product mix (as a % of net product sales):
Notebooks and PDA’s	19%	19%	3	% (d)
Desktops and servers	15%	16%	(7	%) (d)
Software	14%	14%	3	% (d)
Storage devices	8%	8%	6	% (d)
Networking and connectivity	9%	8%	11	% (d)
Printers	8%	8%	9	% (d)
Monitors and video	9%	11%	(22	%) (d)
Memory and processors	4%	4%	16	% (d)
Supplies and accessories	8%	7%	16	% (d)
Miscellaneous	6%	5%	7	% (d)

(a)	Excluding the 23 calendar days of Software Spectrum’s results during the three months ended September 30, 2006.

(b)	Represents percentage growth/decline in number of direct shipments.

(c)	No prior year information is available as we changed our methodology in the first quarter of 2006 for capturing electronic net sales and transactions.

(d)	Represents percentage net sales growth/decline in product category.
- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 12	November 6, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(unaudited)

	Three Months Ended September 30, 2006
	Insight		Software
	North America	Insight UK	Spectrum	Consolidated
Net sales	$694,390	$126,488	$97,714	$918,592
Costs of goods sold	609,835	108,364	84,842	803,041

Gross profit	84,555	18,124	12,872	115,551
Operating expenses:
Selling and administrative expenses	64,559	14,477	10,517	89,553
Severance and restructuring expenses	508	221	—	729

Earnings from operations	$19,488	$3,426	$2,355	25,269

Non-operating income, net				(178)

Earnings from continuing operations before income taxes				25,447
Income tax expense				8,207

Net earnings from continuing operations				17,240
Net earnings from discontinued operation				—

Net earnings				$17,240

Total assets	$1,478,057	$117,547	$657,914	$1,514,106	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $739,412.

	Nine Months Ended September 30, 2006
	Insight		Software
	North America	Insight UK	Spectrum	Consolidated
Net sales	$2,085,129	$361,756	$97,714	$2,544,599
Costs of goods sold	1,832,290	308,611	84,842	2,225,743

Gross profit	252,839	53,145	12,872	318,856
Operating expenses:
Selling and administrative expenses	195,265	43,034	10,517	248,816
Severance and restructuring expenses	508	221	—	729

Earnings from operations	$57,066	$9,890	$2,355	69,311

Non-operating income, net				(773)

Earnings from continuing operations before income taxes				70,084
Income tax expense				23,980

Net earnings from continuing operations				46,104
Net earnings from discontinued operation				11,237

Net earnings				$57,341

Total assets	$1,478,057	$117,547	$657,914	$1,514,106	*

*	Consolidated total assets include corporate assets and intercompany eliminations for a net reduction of $739,412.
This Operating Segment Statement of Earnings Information does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 13	November 6, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(unaudited)

	Three Months Ended September 30, 2005
	Insight
	North America	Insight UK	Consolidated
Net sales	$699,294	$124,305	$823,599
Costs of goods sold	621,124	107,813	728,937

Gross profit	78,170	16,492	94,662
Operating expenses:
Selling and administrative expenses	58,672	12,834	71,506
Severance and restructuring expenses	—	378	378

Earnings from operations	$19,498	$3,280	22,778

Non-operating income, net			(194)

Earnings from continuing operations before income taxes			22,972
Income tax expense			8,814

Net earnings from continuing operations			14,158
Net earnings from discontinued operation			1,224

Net earnings			$15,382

Total assets	$1,028,530	$153,783	$876,755	*

*	Consolidated total assets include assets of a discontinued operation, corporate assets and intercompany eliminations for a net reduction of $305,558.

	Nine Months Ended September 30, 2005
	Insight
	North America	Insight UK	Consolidated
Net sales	$2,011,031	$360,602	$2,371,633
Costs of goods sold	1,778,694	312,297	2,090,991

Gross profit	232,337	48,305	280,642
Operating expenses:
Selling and administrative expenses	175,790	38,531	214,321
Severance and restructuring expenses	3,650	792	4,442
Reductions in liabilities assumed in a previous acquisition	—	(664)	(664)

Earnings from operations	$52,897	$9,646	62,543

Non-operating income, net			(860)

Earnings from continuing operations before income taxes			63,403
Income tax expense			24,447

Net earnings from continuing operations			38,956
Net earnings from discontinued operation			4,623

Net earnings			$43,579

Total assets	$1,028,530	$153,783	$876,755 *

*	Consolidated total assets include assets of a discontinued operation, corporate assets and intercompany eliminations for a net reduction of $305,558.
This Operating Segment Statement of Earnings Information does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 14	November 6, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Selling and Administrative Expenses:
GAAP	$89,553	$71,506	$248,826	$214,321
Settlement expense	—	—	(1,000)	—
Stock-based compensation expense	(2,830)	(209)	(9,084)	(498)

Non-GAAP	$86,723	$71,297	$238,742	$213,823

Non-GAAP selling and administrative expenses as a percentage of net sales	9.4%	8.7%	9.4%	9.0%

Earnings from Operations:
GAAP	$25,269	$22,778	$69,311	$62,543
Settlement expense	—	—	1,000	—
Stock-based compensation expense	2,830	209	9,084	498
Severance and restructuring expenses	729	378	729	4,442
Reductions in liabilities assumed in a previous acquisition	—	—	—	(664)

Non-GAAP	$28,828	$23,366	$80,124	$66,819

Non-GAAP earnings from operations as a percentage of net sales (“Operating Margin”)	3.1%	2.8%	3.1%	2.8%

Effective Tax Rate:
GAAP	32.3%	38.4%	34.2%	38.6%
Tax rate effect of adjustments	0.8%	(0.2%)	0.5%	(0.2%)

Non-GAAP	33.1%	38.2%	34.7%	38.4%

Net Earnings from Continuing Operations:
GAAP	$17,240	$14,158	$46,104	$38,956
Settlement expense, net of tax	—	—	605	—
Stock-based compensation expense, net of tax	1,722	130	5,671	303
Severance and restructuring expenses, net of tax	454	260	454	2,751
Reductions in liabilities assumed in a previous acquisition, net of tax	—	—	—	(306)

Non-GAAP	$19,416	$14,548	$52,834	$41,704

This Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 15	November 6, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net Earnings from Discontinued Operation:
GAAP	$—	$1,224	$11,237	$4,623
Stock-based compensation expense, net of tax	—	5	628	8
Severance and restructuring expenses, net of tax	—	621	—	621
Gain on sale of discontinued operation, net of tax	—	—	(9,144)	—

Non-GAAP	$—	$1,850	$2,721	$5,252

Net Earnings:
GAAP	$17,240	$15,382	$57,341	$43,579
Settlement expense, net of tax	—	—	605	—
Stock-based compensation expense, net of tax	1,722	135	6,299	311
Severance and restructuring expenses, net of tax	454	881	454	3,372
Reductions in liabilities assumed in a previous acquisition, net of tax	—	—	—	(306)
Gain on sale of discontinued operation, net of tax	—	—	(9,144)	—

Non-GAAP	$19,416	$16,398	$55,555	$46,956

Diluted Earnings Per Share:
GAAP	$0.35	$0.31	$1.18	$0.88
Settlement expense, net of tax	—	—	0.01	—
Stock-based compensation expense, net of tax	0.04	0.01	0.13	—
Severance and restructuring expenses, net of tax	0.01	0.02	0.01	0.07
Reductions in liabilities assumed in a previous acquisition, net of tax	—	—	—	—
Gain on sale of discontinued operation, net of tax	—	—	(0.19)	—

Non-GAAP	$0.40	$0.34	$1.14	$0.95

This Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 16	November 6, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Insight North America:
Selling and Administrative Expenses:
GAAP	$64,559	$58,672	$195,265	$175,790
Settlement expense	—	—	(1,000)	—
Stock-based compensation expense	(2,528)	(209)	(8,214)	(498)

Non-GAAP	$62,031	$58,463	$186,051	$175,292

Non-GAAP selling and administrative expenses as a percentage of net sales	8.9%	8.4%	8.9%	8.7%

Earnings from Operations:
GAAP	$19,488	$19,498	$57,066	$52,897
Settlement expense	—	—	1,000	—
Stock-based compensation expense	2,528	209	8,214	498
Severance and restructuring expense	508	—	508	3,650

Non-GAAP	$22,524	$19,707	$66,788	$57,045

Non-GAAP earnings from operations as a percentage of net sales (“Operating Margin”)	3.2%	2.8%	3.2%	2.8%

Insight UK:
Selling and Administrative Expenses:
GAAP	$14,477	$12,834	$43,034	$38,531
Stock-based compensation expense	(249)	—	(817)	—

Non-GAAP	$14,228	$12,834	$42,217	$38,531

Non-GAAP selling and administrative expenses as a percentage of net sales	11.2%	10.3%	11.7%	10.7%

Earnings from Operations:
GAAP	$3,426	$3,280	$9,890	$9,646
Stock-based compensation expense	249	—	817	—
Severance and restructuring expense	221	378	221	792
Reductions in liabilities assumed in a previous acquisition	—	—	—	(664)

Non-GAAP	$3,896	$3,658	$10,928	$9,774

Non-GAAP earnings from operations as a percentage of net sales (“Operating Margin”)	3.1%	2.9%	3.0%	2.7%
This Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures does not include the effect of any unrecorded non-cash equity-based compensation charges that may be required as a result of the stock option review and related SEC inquiry.
- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q3 2006 Results, Page 17	November 6, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005		2006	2005
Software Spectrum:
Selling and Administrative Expenses:
GAAP	$10,517	$		$10,517	$
Stock-based compensation expense	(53)		—	(53)		—

Non-GAAP	$10,464		$—	$10,464		$—

Non-GAAP selling and administrative expenses as a percentage of net sales	10.7%		—	10.7%		—

Earnings from Operations:
GAAP	$2,355		$—	$2,355		$—
Stock-based compensation expense	53		—	53		—
Reductions in liabilities assumed in a previous acquisition	—		—	—		—

Non-GAAP	$2,408		$—	$2,408		$—

Non-GAAP earnings from operations as a percentage of net sales (“Operating Margin”)	2.5%		—	2.5%		—
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958